Filed Pursuant to Rule 424(b)(5)
Registration No. 333-200374

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 20, 2015

PRELIMINARY PROSPECTUS SUPPLEMENT

TO THE PROSPECTUS DATED DECEMBER 11, 2014

$

                     % Senior Notes due 2025

We are offering $         aggregate principal amount of     % Senior Notes due 2025 (the “notes”).

Interest on the notes will be payable semi-annually in arrears on                      and                      of each year, beginning on                     , 2016. The notes will mature on                     , 2025. We may redeem the notes, in whole or in part, at any time before their maturity date at the applicable price described under “Description of the Notes—Optional Redemption.”

The notes will be our senior obligations and will rank equally in right of payment with all of our other unsecured and unsubordinated obligations from time to time outstanding. The notes are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The notes will not be listed on any securities exchange or quoted on any automated quotation system. Currently, there is no public market for the notes.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-13.

	Per Note		Total
Price to public(1)		%	$
Underwriting discount		%	$
Proceeds to us(1)		%	$

(1)	Plus accrued interest, if any, from , 2015.

Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes to purchasers in book-entry form only through The Depository Trust Company, for the benefit of its participants, including Clearstream Banking, S.A. and Euroclear Bank S.A./N.V., on or about                     , 2015.

Joint Book-Running Managers

BofA Merrill Lynch	Citigroup

Morgan Stanley	MUFG

                    , 2015

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which contains the terms of this offering of notes. The second part, the accompanying prospectus dated December 11, 2014, which is part of our Registration Statement on Form S-3, gives more general information, some of which may not apply to this offering.

This prospectus supplement and the information incorporated by reference in this prospectus supplement may add, update or change information contained in the accompanying prospectus. If there is any inconsistency between the information in this prospectus supplement and the information contained in the accompanying prospectus, the information in this prospectus supplement will apply and will supersede the information in the accompanying prospectus.

It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find More Information” in the accompanying prospectus.

S-i

Neither we nor any of the underwriters have authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering prepared by us or on our behalf or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

Neither we nor any of the underwriters is making an offer to sell or seeking offers to buy these securities in any jurisdiction where or to any person to whom the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus that we may provide you in connection with this offering or other offering material filed by us with the SEC is accurate only as of the date of those documents or information, regardless of the time of delivery of the documents or information or the time of any sale of the securities. Our business, financial condition, results of operations and future growth prospects may have changed since those dates.

For investors outside the United States: Neither we nor any of the underwriters has done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement, the accompanying prospectus and any such free writing prospectus outside of the United States.

Certain Defined Terms

Except as the context may otherwise require in this prospectus supplement, references to:

•	“we,” “us,” “our” and the “Company” are to SYNCHRONY FINANCIAL and its subsidiaries, which together represent the businesses that historically have conducted GE’s North American retail finance business;

•	“Synchrony” are to SYNCHRONY FINANCIAL only;

•	“GE” are to General Electric Company and its subsidiaries;

•	“GECC” are to General Electric Capital Corporation (a subsidiary of GE) and its subsidiaries;

•	the “Bank” are to Synchrony Bank (a subsidiary of Synchrony), previously known as GE Capital Retail Bank;

•	the “GECC Term Loan Facility” are to the term loan agreement, dated as of July 30, 2014, among Synchrony, as borrower, GECC, as administrative agent, and the other Lenders party thereto, as amended;

•	the “Bank Term Loan Facility” are to the term loan agreement, dated as of July 30, 2014, among Synchrony, as borrower, JPMorgan Chase Bank, N.A., as administrative agent and the lenders from time to time party thereto, as amended; and

•	“FICO” score means a credit score developed by Fair Isaac & Co., which is widely used as a means of evaluating the likelihood that credit users will pay their obligations.

For a description of certain other terms we use, including “active account” and “purchase volume,” see the notes to “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Other Financial and Statistical Data” in our Annual Report on Form 10-K for the year ended December 31, 2014. There is no standard industry definition for many of these terms, and other companies may define them differently than we do.

S-ii

We provide a range of credit products through programs we have established with a diverse group of national and regional retailers, local merchants, manufacturers, buying groups, industry associations and healthcare service providers, which, in our business and in this prospectus, we refer to as our “partners.” The terms of the programs all require cooperative efforts between us and our partners of varying natures and degrees to establish and operate the programs. Our use of the term “partners” to refer to these entities is not intended to, and does not, describe our legal relationship with them, imply that a legal partnership or other relationship exists between the parties or create any legal partnership or other relationship.

“Synchrony” and its logos and other trademarks referred to in this prospectus supplement, including, Optimizer+plus® and CareCredit® belong to us. Solely for convenience, we refer to our trademarks in this prospectus supplement without the ™ and ® symbols, but such references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights to our trademarks. Other service marks, trademarks and trade names referred to in this prospectus supplement are the property of their respective owners.

S-iii

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and may not contain all of the information that may be important to you. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the information set forth in “Risk Factors,” our combined financial statements and the related notes thereto and the other information incorporated by reference herein, before making an investment decision.

Our Company

We are one of the premier consumer financial services companies in the United States. Our roots in consumer finance trace back to 1932, and today we are the largest provider of private label credit cards in the United States based on purchase volume and receivables. We provide a range of credit products through programs we have established with a diverse group of national and regional retailers, local merchants, manufacturers, buying groups, industry associations and healthcare service providers, which we refer to as our “partners.” Through over 300,000 partner locations across the United States and Canada, and their websites and mobile applications, we offer their customers a variety of credit products to finance the purchase of goods and services. During 2014 and the first three months of 2015, we financed $103.1 billion and $23.1 billion of purchase volume, respectively, and at March 31, 2015, we had $58.2 billion of loan receivables and 61.6 million active accounts. Our active accounts represent a geographically diverse group of both consumers and businesses, with an average FICO score of 710 for consumer active accounts at March 31, 2015. Our business has been profitable and resilient, including through the recent U.S. financial crisis and ensuing years. For the years ended December 31, 2014 and 2013, we had net earnings of $2.1 billion and $2.0 billion, respectively, representing a return on assets of 3.2% and 3.5%, respectively, and for the three months ended March 31, 2015, we had net earnings of $552 million, representing a return on assets of 3.0%.

Our business benefits from longstanding and collaborative relationships with our partners, including some of the nation’s leading retailers and manufacturers with well-known consumer brands, such as Lowe’s, Walmart, Amazon and Ethan Allen. We believe our partner-centric business model has been successful because it aligns our interests with those of our partners and provides substantial value to both our partners and our customers. Our partners promote our credit products because they generate increased sales and strengthen customer loyalty. Our customers benefit from instant access to credit, discounts and promotional offers. We seek to differentiate ourselves through deep partner integration and our extensive marketing expertise. We have omni-channel (in-store, online and mobile) technology and marketing capabilities, which allow us to offer and deliver our credit products instantly to customers across multiple channels. For example, the purchase volume in our Retail Card platform from our online and mobile channels increased by $2.0 billion, or 17.9%, to $12.7 billion in 2014.

We offer our credit products primarily through our wholly-owned subsidiary, the Bank. Through the Bank, we offer, directly to retail and commercial customers, a range of deposit products insured by the Federal Deposit Insurance Corporation (“FDIC”), including certificates of deposit, individual retirement accounts, money market accounts and savings accounts, under our Optimizer+Plus brand. We also take deposits at the Bank through third-party securities brokerage firms that offer our FDIC-insured deposit products to their customers. We have expanded and continue to expand our online direct banking operations to increase our deposit base as a source of stable and diversified low cost funding for our credit activities. We had $35.0 billion in deposits at March 31, 2015.

Retail Card is a leading provider of private label credit cards, and also provides Dual Cards and small and medium-sized business credit products. Payment Solutions is a leading provider of promotional financing for major consumer purchases, offering primarily private label credit cards and installment loans. CareCredit is a leading provider of promotional financing to consumers for elective healthcare procedures or services, such as dental, veterinary, cosmetic, vision and audiology.

Additional Information

Our corporate headquarters and principal executive offices are located at 777 Long Ridge Road, Stamford, Connecticut 06902. Our telephone number at that address is (203) 585-2400. Our internet address is www.synchronyfinancial.com. Information on, or accessible through, our website is not part of this prospectus supplement or the accompanying prospectus.

The Offering

Issuer	SYNCHRONY FINANCIAL.

Notes offered	$ aggregate principal amount of % Senior Notes due 2025.

Maturity date	The notes will mature on , 2025.

Interest rate	Interest on the notes will accrue at a rate of % per year.

Interest payment dates	Interest on the notes will be payable semi-annually in arrears on and of each year, beginning on , 2016.

Ranking	The notes will rank equally in right of payment with all of our existing and future unsecured and unsubordinated obligations, and senior in right of payment to all of our existing and future indebtedness that is expressly subordinated to the notes. The notes will not be obligations of or guaranteed by any of our subsidiaries. As a result, the notes will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries (including deposit liabilities of the Bank), as well as the indebtedness and other liabilities of our securitization entities, which means that creditors of our subsidiaries (including depositors of the Bank) and our securitization entities will be paid from their assets before holders of the notes would have any claims to those assets. As of March 31, 2015, we had $10.2 billion of indebtedness that ranked equally with the notes, and our subsidiaries and securitization entities had outstanding $51.0 billion of total liabilities, including $48.8 billion of indebtedness and deposit liabilities (excluding, in each case, intercompany liabilities).

The indenture under which the notes will be issued will not limit our ability, or the ability of our subsidiaries, to incur senior, subordinated or secured debt, or our ability, or that of any of our subsidiaries, to incur other indebtedness and other liabilities or, subject to limited exceptions, issue preferred stock. As a holding company, we depend on the ability of our subsidiaries, particularly the Bank, to transfer funds to us to meet our obligations, including our obligations to pay interest on the notes. See “Risk Factors—Risk Relating to This Offering—We are a holding company and will rely significantly on dividends, distributions and other payments from the Bank to fund payments on the notes.”

Optional redemption	At any time and from time to time prior to , 2025 (three months prior to the maturity date of the notes), we may redeem the notes, in whole or in part, at our option, on at least 30 days’ and not more than 60 days’ prior notice, at a redemption price equal to the greater of:

(i) 100% of the aggregate principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date for the notes to be redeemed; and

(ii) the sum of the present values of the remaining scheduled payments of principal and interest in respect of the notes to be redeemed (not including any portion of interest accrued to, but excluding, the redemption date for the notes to be redeemed), discounted to such redemption date, on a semi-annual basis, at the applicable Treasury Rate plus basis points, plus accrued and unpaid interest to, but excluding, the redemption date of the notes to be redeemed.

At any time and from time to time on or after , 2025 (three months prior to the maturity date of the notes), we may redeem the notes, in whole or in part, at our option, on at least 30 days’ and not more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date of the notes to be redeemed.

See “Description of the Notes—Optional Redemption.”

Sinking fund	None.

Denominations	The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Form of notes	The notes will be issued in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company (“DTC”). Beneficial interests in the notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Clearstream Banking, S.A. and Euroclear Bank, S.A./N.V., as operator of the Euroclear System, will hold interests on behalf of their participants through their respective United States depositaries, which in turn will hold such interests in accounts as participants of DTC.

Use of proceeds

We estimate that the net proceeds to us from the sale of the notes in this offering will be $            , after deducting the underwriting discount and estimated offering expenses. We intend to use the net proceeds from this offering (or equivalent cash amounts) to prepay outstanding principal amounts under the Bank Term Loan Facility, to invest in liquid assets to further increase the size of our liquidity portfolio or for such additional uses as we may determine. See “Use of Proceeds.”

Trustee	The Bank of New York Mellon

Governing law	The notes will be, and the indenture under which they will be issued is, governed by and construed in accordance with the laws of the State of New York.

No prior market	The notes are a new issue of securities and there is currently no established trading market for the notes. The notes will not be listed on any securities exchange. An active or liquid trading market may not develop for the notes. See “Underwriting.”

Risk factors	See the section entitled “Risk Factors” beginning on page S-13 and under the caption “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K and any amendments thereof, for a discussion of some of the factors you should consider before investing in the notes.

Recent Developments

Unaudited Financial Results for the Three Months Ended June 30, 2015

On July 17, 2015, we released unaudited financial results and other unaudited selected data for the three and six months ended June 30, 2015. The unaudited results described below may differ from our actual publicly reported results due to developments that may arise between now and the time we file our Quarterly Report on Form 10-Q for the period ended June 30, 2015 and the completion of the review by our independent registered public accounting firm.

You should read the information in this section, which contains only selected highlights of our second quarter results, in conjunction with the financial information in our Quarterly Report on Form 10-Q for the period ended March 31, 2015 and our Annual Report on Form 10-K for the year ended December 31, 2014, which are incorporated by reference herein.

Our announced net earnings were $541 million and $1,093 million for the three and six months ended June 30, 2015, respectively. Below are selected highlights of our performance in the second quarter of 2015. These highlights are compared to the second quarter of 2014, except as otherwise noted:

•	Loan receivables grew $6,558 million, or 12.0%, to $61,431 million, driven by higher purchase volume growth and average active account growth, and included the acquisition of the BP portfolio during the quarter. The composition of our loan receivables growth remained broad-based across all sales platforms.

•	Net interest income increased $187 million, or 6.9%, to $2,907 million, driven by strong loan receivables growth, partially offset by higher interest expense from funding issued to increase liquidity in 2014.

•	Net interest margin declined 207 basis points to 15.77% primarily due to the impact of the significant increase in liquidity versus the prior year.

•	Provision for loan losses increased $59 million, or 8.7%, to $740 million, largely due to loan receivables growth.

•	Loans 30+ days past due as a percentage of period-end loan receivables improved 29 basis points to 3.53%.

•	Net charge-offs as a percentage of total average loan receivables improved 25 basis points to 4.63%.

•	Other income increased $8 million, or 7.1%, to $120 million, driven by strong growth in interchange revenue and a pre-tax gain of $20 million due to portfolio sales, which were partially offset by higher loyalty and rewards costs associated with program initiatives.

•	Other expense increased $8 million, or 1.0%, to $805 million (and our efficiency ratio decreased to 33.5%), primarily driven by investments in growth and infrastructure build in preparation for separation from GE, partially offset by consumer remediation expense in the second quarter of 2014.

•	Deposits grew to $38 billion, up $7 billion, or 24%, and now comprise 61% of funding sources compared to 57% at June 30, 2014.

•	Our period-end balance sheet remained strong with total liquidity (liquid assets and undrawn securitization capacity) at $20 billion, or 26%, of total assets.

•	We announced new program agreements with Mattress Firm, Newegg and Stash Hotel Rewards. We also extended our Retail Card program agreement with Chevron and renewed a strategic CareCredit endorsement with the American Society of Plastic Surgeons.

Summary Historical Financial Information

The following tables set forth selected historical consolidated and combined financial information. The selected historical consolidated and combined financial information at and for the three months ended March 31, 2015 and 2014 is unaudited and has been derived from our unaudited historical consolidated and combined financial statements included in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015 which is incorporated by reference in this prospectus supplement. The selected historical consolidated and combined financial information at December 31, 2014 and 2013, and for the years ended December 31, 2014, 2013 and 2012 has been derived from our historical consolidated and combined financial statements, which have been audited by KPMG LLP and are included in our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference in this prospectus supplement. The selected historical combined financial information at December 31, 2011 and 2010, and for the year ended December 31, 2010 is unaudited and has been derived from our historical combined financial information not included or incorporated by reference in this prospectus supplement. The results for the fiscal quarter ended March 31, 2015 are not necessarily indicative of the results that may be expected for the full year. Additionally, our historical results are not necessarily indicative of the results expected for any future period. You should read this information in conjunction with the information under “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical condensed consolidated and/or combined financial statements and the related notes thereto, which are included in our Annual Report on Form 10-K for the year ended December 31, 2014 and in our quarterly reports on Form 10-Q which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Synchrony is a holding company for the legal entities that historically conducted GE’s North American retail finance business. Synchrony was incorporated in Delaware on September 12, 2003, but prior to April 1, 2013, conducted no business. During the period from April 1, 2013 to September 30, 2013, as part of a regulatory restructuring, substantially all of the assets and operations of GE’s North American retail finance business, including the Bank, were transferred to Synchrony. The remaining assets and operations of that business subsequently have been transferred to Synchrony.

We have prepared our historical combined financial statements as if Synchrony had conducted GE’s North American retail finance business throughout all relevant periods. Our historical combined financial information and statements include the assets, liabilities and operations of GE’s North American retail finance business.

Condensed Consolidated and Combined Statements of Earnings Information

	Three Months Ended March 31,		Years Ended December 31,
($ in millions, except per share data)	2015	2014	2014	2013	2012	2011	2010
Interest income	$3,150	$2,933	$12,242	$11,313	$10,309	$9,141	$8,760
Interest expense	275	190	922	742	745	932	1,094

Net interest income	2,875	2,743	11,320	10,571	9,564	8,209	7,666
Retailer share arrangements	(660)	(594)	(2,575)	(2,373)	(1,984)	(1,428)	(989)

Net interest income, after retailer share arrangements	2,215	2,149	8,745	8,198	7,580	6,781	6,677
Provision for loan losses	687	764	2,917	3,072	2,565	2,258	3,151

Net interest income, after retailer share arrangements and provision for loan losses	1,528	1,385	5,828	5,126	5,015	4,523	3,526
Other income	101	115	485	500	484	497	481
Other expense	746	610	2,927	2,484	2,123	2,010	1,978

Earnings before provision for income taxes	883	890	3,386	3,142	3,376	3,010	2,029
Provision for income taxes	331	332	1,277	1,163	1,257	1,120	760

Net earnings	$552	$558	$2,109	$1,979	$2,119	$1,890	$1,269

Weighted average shares outstanding (in millions)
Basic	833.8	705.3	757.4	705.3	705.3	705.3	705.3
Diluted	835.0	705.3	757.6	705.3	705.3	705.3	705.3
Earnings per share
Basic	$0.66	$0.79	$2.78	$2.81	$3.00	$2.68	$1.80
Diluted	$0.66	$0.79	$2.78	$2.81	$3.00	$2.68	$1.80

Condensed Consolidated and Combined Statements of Financial Position Information

	At March 31,	At December 31,
($ in millions)	2015	2014	2013	2012	2011(1)	2010
Assets:
Cash and equivalents	$11,218	$11,828	$2,319	$1,334	$1,187	$219
Investment securities	3,121	1,598	236	193	198	116
Loan receivables	58,248	61,286	57,254	52,313	47,741	45,230
Allowance for loan losses	(3,255)	(3,236)	(2,892)	(2,274)	(2,052)	(2,362)
Loan receivables held for sale	359	332	—	—	—	—
Goodwill	949	949	949	936	936	938
Intangible assets, net	557	519	300	255	252	227
Other assets	1,524	2,431	919	705	1,853	4,438
Assets of discontinued operations	—	—	—	—	—	1,847

Total assets	$72,721	$75,707	$59,085	$53,462	$50,115	$50,653

Liabilities and Equity:
Total deposits	$34,950	$34,955	$25,719	$18,804	$17,832	$13,798
Total borrowings	24,060	27,460	24,321	27,815	25,890	30,936
Accrued expenses and other liabilities	2,675	2,814	3,085	2,261	2,065	1,600
Liabilities of discontinued operations	—	—	—	—	—	13

Total liabilities	61,685	65,229	53,125	48,880	45,787	46,347

Total equity	11,036	10,478	5,960	4,582	4,328	4,306

Total liabilities and equity	$72,721	$75,707	$59,085	$53,462	$50,115	$50,653

(1)	In 2011, we completed the sale of a discontinued business operation. The selected earnings information presented above is of continuing operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “targets,” “estimates,” “will” or words of similar meaning. Examples of forward-looking statements include, but are not limited to, statements regarding the outlook for our future business and financial performance, such as those contained in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Trends and Conditions” in our Annual Report on Form 10-K for the year ended December 31, 2014. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include global political, economic, business, competitive, market, regulatory and other factors and risks, such as:

•	the impact of macroeconomic conditions and whether industry trends we have identified develop as anticipated;

•	retaining existing partners and attracting new partners, concentration of our platform revenue in a small number of Retail Card partners, promotion and support of our products by our partners, and financial performance of our partners;

•	our need for additional financing, higher borrowing costs and adverse financial market conditions impacting our funding and liquidity, and any reduction in our credit ratings;

•	our ability to securitize our loans, occurrence of an early amortization of our securitization facilities, loss of the right to service or subservice our securitized loans, and lower payment rates on our securitized loans;

•	our reliance on dividends, distributions and other payments from the Bank;

•	our ability to grow our deposits in the future;

•	changes in market interest rates and the impact of any margin compression;

•	effectiveness of our risk management processes and procedures, reliance on models which may be inaccurate or misinterpreted, our ability to manage our credit risk, the sufficiency of our allowance for loan losses and the accuracy of the assumptions or estimates used in preparing our financial statements;

•	our ability to offset increases in our costs in retailer share arrangements;

•	competition in the consumer finance industry;

•	our concentration in the U.S. consumer credit market;

•	our ability to successfully develop and commercialize new or enhanced products and services;

•	our ability to realize the value of strategic investments;

•	reductions in interchange fees;

•	fraudulent activity;

•	cyber-attacks or other security breaches;

•	failure of third parties to provide various services that are important to our operations;

•	disruptions in the operations of our computer systems and data centers;

•	international risks and compliance and regulatory risks and costs associated with international operations;

•	catastrophic events;

•	alleged infringement of intellectual property rights of others and our ability to protect our intellectual property;

•	litigation and regulatory actions;

•	damage to our reputation;

•	our ability to attract, retain and motivate key officers and employees;

•	tax legislation initiatives or challenges to our tax positions and state sales tax rules and regulations;

•	significant and extensive regulation, supervision, examination and enforcement of our business by governmental authorities, the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the impact of the Consumer Financial Protection Bureau’s regulation of our business;

•	changes to our methods of offering our CareCredit products;

•	impact of capital adequacy rules;

•	restrictions that limit the Bank’s ability to pay dividends;

•	regulations relating to privacy, information security and data protection as well as anti-money laundering and anti-terrorism financing laws;

•	use of third-party vendors and ongoing third-party business relationships;

•	effect of GECC being subject to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) both as a savings and loan holding company and as a systemically important financial institution;

•	GE not completing the Separation as planned or at all, GE’s inability to obtain the GE SLHC Deregistration and GE continuing to have significant control over us;

•	completion by the Federal Reserve Board of a review (with satisfactory results) of our preparedness to operate on a standalone basis, independently of GE, and Federal Reserve Board approval required for us to continue to be a savings and loan holding company, including the timing of the approval and the imposition of any significant additional capital or liquidity requirements;

•	our need to establish and significantly expand many aspects of our operations and infrastructure;

•	delays in receiving or failure to receive Federal Reserve Board agreement required for us to be treated as a financial holding company after GE obtains savings and loan holding company deregistration;

•	loss of association with GE’s strong brand and reputation;

•	limited right to use the GE brand name and logo and need to establish a new brand;

•	GE has significant control over us;

•	terms of our arrangements with GE may be more favorable than what we will be able to obtain from unaffiliated third parties;

•	obligations associated with being a public company;

•	our incremental cost of operating as a standalone public company could be substantially more than anticipated;

•	GE could engage in businesses that compete with us, and conflicts of interest may arise between us and GE; and

•	failure caused by us of GE’s distribution of our common stock to its stockholders in exchange for its common stock to qualify for tax-free treatment, which may result in significant tax liabilities to GE for which we may be required to indemnify GE.

See “Risk Factors” in this prospectus supplement and “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, as updated by our subsequent filings under the Exchange Act, including our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K and any amendments thereof, for a further description of these and other factors. For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this prospectus, including in “Risk Factors” in this prospectus supplement, and under the caption “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, as updated by our subsequent filings under the Exchange Act, including our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K and any amendments thereof. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties, or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by the federal securities laws.

RISK FACTORS

You should carefully consider the following risks and those included in our Annual Report on Form 10-K for the year ended December 31, 2014, as updated by our subsequent filings under the Exchange Act, including our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K and any amendments thereof, before investing in the notes. These risks could materially affect our business, results of operations or financial condition and cause the trading price of the notes to decline. You could lose part or all of your investment.

Risks Relating to This Offering

We are a holding company and will rely significantly on dividends, distributions and other payments from the Bank to fund payments on the notes.

As a holding company, we will rely significantly on dividends, distributions and other payments from the Bank to fund any payments on the notes and our other obligations, as well as to fund any dividends to our stockholders and repurchases of our stock. Accordingly, our ability to make payments on the notes depends upon the earnings of and the distribution of funds from our subsidiaries, including the Bank. Restrictions on our subsidiaries’ ability to distribute cash to us could materially affect our ability to pay principal and interest on our indebtedness, including the notes.

The ability of the Bank to make dividends and other distributions and payments to us is subject to regulation by the Office of the Comptroller of the Currency of the U.S. Treasury and the Federal Reserve Board. Limitations on the amounts we receive from the Bank could impact our liquidity and our ability to fund payments on the notes when due. See “Item 1A. Risk Factors—Risks Relating to Regulation—We may pay dividends or repurchase our common stock, which may reduce the amount of funds available to satisfy our indebtedness; the Bank is subject to restrictions that limit its ability to pay dividends to us, which could limit our ability to make payments on our indebtedness” in our Annual Report on Form 10-K for the year ended December 31, 2014.

In addition, the terms of our indebtedness do not restrict the ability of our subsidiaries to incur indebtedness or enter into other agreements that may restrict or prohibit our subsidiaries from distributing cash to us. We cannot assure you that the indebtedness of our subsidiaries or other agreements to which our subsidiaries are a party will permit our subsidiaries to distribute sufficient cash to us to fund payments on the notes when due.

The notes will be effectively subordinated to any secured debt we may incur.

The notes are unsecured unsubordinated obligations of Synchrony and will rank equally in right of payment with all its other unsecured and unsubordinated indebtedness. As a result, the indebtedness represented by the notes will effectively be subordinated to any secured indebtedness Synchrony may incur, to the extent of the value of the assets securing such indebtedness. As of March 31, 2015, Synchrony had no secured indebtedness outstanding, and $10,243 million of indebtedness that ranked equally with the notes.

In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding up, liquidation or reorganization, or other bankruptcy proceeding, any secured creditors would have a superior claim to the extent of their collateral. If any of the foregoing occur, we cannot assure you that there will be sufficient assets to pay amounts due on the notes.

The notes will not be guaranteed by any of our subsidiaries and will be effectively subordinated to the debt and other liabilities of our subsidiaries.

We are a holding company and conduct substantially all of our operations through subsidiaries. However, the notes will be obligations exclusively of Synchrony and will not be guaranteed by any of our subsidiaries. As a result, the notes will be structurally subordinated to all debt and other liabilities of our subsidiaries (including deposit liabilities of the Bank), as well as the indebtedness and other liabilities of our securitization entities, which means that creditors of our subsidiaries (including depositors of the Bank) and our securitization entities will be paid from their assets before holders of the notes would have any claims to those assets. As of March 31, 2015, our subsidiaries and securitization entities had outstanding $50,996 million of total liabilities, including $48,767 million of indebtedness and deposit liabilities (excluding, in each case, intercompany liabilities).

In the event of the dissolution, winding up, liquidation or reorganization, or other bankruptcy proceeding of a subsidiary or securitization entity, creditors of that subsidiary or securitization entity would generally have the right to be paid in full before any distribution is made to us or the holders of the notes. If any of the foregoing occur, we cannot assure you that there will be sufficient assets to pay amounts due on the notes.

There are no covenants in the indenture governing the notes relating to our ability to incur future indebtedness or pay dividends, and there are limited restrictions on our ability to engage in other activities, any of which could adversely affect our ability to pay our obligations under the notes.

The indenture governing the notes does not prohibit us from incurring substantial additional indebtedness in the future. We are also permitted to incur additional secured indebtedness that would be effectively senior to the notes. The indenture governing the notes also permits unlimited additional borrowings by our subsidiaries or securitization entities that are effectively senior to the notes and, subject to certain exceptions, permits our subsidiaries to issue equity interests that have priority over our interests in the subsidiaries. If we incur additional indebtedness or liabilities, our ability to pay our obligations on the notes could be adversely affected. We expect that we will from time to time incur additional debt and other liabilities.

In addition, the indenture does not contain any restrictive covenants limiting our ability to issue or repurchase securities, pay dividends or make any payments on junior or other indebtedness. Our ability to use our funds for numerous purposes may limit the funds available to pay our obligations under the notes.

There are no financial covenants in the indenture. You are not protected under the indenture in the event of a highly leveraged transaction, reorganization, change of control, restructuring, merger or similar transaction that may adversely affect you, except to the extent described under “Description of Debt Securities—Consolidation, Merger and Sale of Assets” in the accompanying prospectus.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes.

Our ability to make scheduled payments of principal and interest or to satisfy our obligations in respect of our indebtedness or to refinance our indebtedness will depend on our future operating performance. Prevailing economic conditions (including interest rates), regulatory constraints, including, among other things, on distributions to us from the Bank and required capital levels with respect to the Bank, and financial, business and other factors, many of which are beyond our control, will also affect our ability to meet these needs. We may not be able to generate sufficient cash flows from operations, or obtain future borrowings in an amount sufficient to enable us to pay our indebtedness, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness on or before maturity. We may not be able to refinance any of our indebtedness when needed on commercially reasonable terms or at all.

Our credit ratings may not reflect all risks of an investment in the notes.

The credit ratings of the notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the notes. However, actual or anticipated changes in our credit ratings will generally affect any trading market for, or trading value of, the notes.

Agency credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating.

An active trading market for the notes may not develop.

The notes constitute a new issue of securities, for which there is no existing market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes in any automated dealer quotation system. We cannot provide you with any assurance regarding whether a trading market for the notes will develop, the ability of holders of the notes to sell their notes or the price at which holders may be able to sell their notes. The underwriters have advised us that they currently intend to make a market in the notes. However, the underwriters are not obligated to do so, and any market-making with respect the notes may be discontinued at any time without notice. If no active trading market develops in the notes, you may be unable to resell your notes at any price or at their fair market value.

Changes in our credit ratings or the debt markets could adversely affect the trading price of the notes.

The trading price of the notes depends on many factors, including:

•	the number of holders of the notes;

•	changes in or issuance of new credit ratings for us or our asset-backed securities;

•	the interest of securities dealers in making a market in the notes;

•	the prevailing interest rates being paid by other companies similar to us;

•	general market conditions;

•	our financial condition, financial performance and future prospects;

•	domestic and international economic factors unrelated to our performance;

•	changes in or failure to meet our publicly disclosed expectations as to our future financial performance;

•	downgrades in securities analysts’ estimates of our financial performance, operating results that vary from the expectations of securities analysts or investors or lack of research and reports by industry analysts;

•	operating and securities price performance of companies that investors consider to be comparable to us;

•	any future sales of our common stock or other securities;

•	additions or departures of key personnel;

•	actions or announcements by our competitors;

•	reputational issues;

•	regulatory and tax actions;

•	changes in our capital structure or dividend policy, including as a result of the Separation, regulatory requirements, future issuances of securities, sales of large blocks of common stock by our stockholders (including GE), or our incurrence of additional debt;

•	announcements or actions taken by GE as our principal stockholder;

•	the market prices for our equity securities; and

•	other matters discussed elsewhere in “Risk Factors” in this prospectus supplement and under the caption “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, as updated by our subsequent filings under the Exchange Act, including our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K and any amendments thereof.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the trading price of the notes. In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the consumer finance industry as a whole and may change their credit rating for us based on their overall view of our industry. A negative change in our rating or that of other peer companies could have an adverse effect on the trading price of the notes.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the notes in this offering will be $            , after deducting the underwriting discount and estimated offering expenses.

We intend to use the net proceeds from this offering (or equivalent cash amounts) to prepay outstanding amounts under the Bank Term Loan Facility, to invest in liquid assets to further increase the size of our liquidity portfolio or for such additional uses as we may determine.

Borrowings under the Bank Term Loan Facility were used to increase our capital, to invest in liquid assets to increase the size of our liquidity portfolio and to pay fees and expenses related to our initial public offering, the Separation and related transactions. The Bank Term Loan Facility currently bears interest at a rate of 2.088%, and matures on August 5, 2019.

Certain of the underwriters in this offering and/or their respective affiliates are also lenders and, in some cases, agents or managers for the lenders under the Bank Term Loan Facility and, as a result, will receive a portion of any net proceeds from this offering used to pay down amounts outstanding under the Bank Term Loan Facility. See “Underwriting—Relationships with Underwriters.”

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

For purposes of determining the historical ratio of earnings to fixed charges, “earnings” consist of earnings before provision for income taxes, plus fixed charges. “Fixed charges” consist of (i) interest expense on all indebtedness, including amortization of debt expense, discounts and premiums and (ii) the portion of rental expense that is representative of the interest factor.

	Three Months Ended March 31, 2015	Years Ended December 31,
		2014	2013	2012	2011	2010
Ratio of earnings to fixed charges	4.1x	4.6x	5.1x	5.4x	4.2x	2.8x

DESCRIPTION OF THE NOTES

The following description supplements and, to the extent it is inconsistent, replaces the description of the general provisions of the notes and the indenture under “Description of Debt Securities” in the accompanying prospectus. This description of the notes and the description under “Description of Debt Securities” in the accompanying prospectus do not purport to be complete and are qualified in their entirety by reference to the provisions of the base indenture, the third supplemental indenture and the form of notes that are or will be filed as exhibits to the registration statement of which the accompanying prospectus forms a part, and to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We urge you to read the base indenture, the third supplemental indenture and the forms of notes because they, and not these descriptions of the notes and debt securities, will define your rights as holders of the notes.

As used in this description of the notes, “we,” “our,” “us” and “Synchrony” refer to Synchrony Financial and not to any of our subsidiaries.

General

We will issue the notes under an indenture (the “base indenture”), dated as of August 11, 2014, between us and The Bank of New York Mellon, as trustee (the “trustee”), as heretofore supplemented and as further supplemented by a third supplemental indenture (the “supplemental indenture”), to be dated as of                     , 2015, between us and the trustee. We refer to the base indenture, as supplemented by the supplemental indenture, as the “indenture.” The trustee will initially be the security registrar and paying agent for the notes.

On August 11, 2014, we issued $500.0 million in aggregate principal amount of 1.875% Senior Notes due 2017, $1,100.0 million in aggregate principal amount of 3.000% Senior Notes due 2019, $750.0 million in aggregate principal amount of 3.750% Senior Notes due 2021 and $1,250.0 million in aggregate principal amount of 4.250% Senior Notes due 2024. On February 2, 2015, we issued $750.0 million in aggregate principal amount of 2.700% Senior Notes due 2020 and $250.0 million in aggregate principal amount of Floating Rate Senior Notes due 2020.

The notes are initially limited to $             aggregate principal amount. The notes will mature at par on                     , 2025.

When we use the term “business day,” we mean any calendar day that is not a Saturday, Sunday or a day on which commercial banking institutions are not required to be open for business in The City of New York, New York.

The notes will not be entitled to the benefit of any sinking funds.

The notes will be issued in the form of one or more fully registered global notes registered in the name of the nominee of DTC and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

In addition to the notes, we may issue from time to time other series of debt securities under the indenture consisting of debentures, notes or other unsecured, unsubordinated evidences of indebtedness, including convertible notes, but such other series will be separate from the notes. The indenture does not limit the amount of debt securities or any other debt (whether secured or unsecured, or whether subordinated or unsubordinated) which we may incur.

We may, from time to time, without the consent of the holders of the notes, issue additional notes having the same ranking and the same interest rate, maturity and other terms as the notes, except for the public offering price, the issue date and, if applicable, the initial interest payment date and initial interest accrual date. Any such additional notes, together with the notes offered by this prospectus, will constitute a single series of debt securities under the indenture;

provided that if the additional notes are not fungible for U.S. federal income tax purposes with the notes offered by this prospectus, the additional notes will be issued under a separate CUSIP number. No additional notes may be issued if an event of default has occurred and is continuing with respect to the notes.

We will maintain an office or agency in the Borough of Manhattan, The City of New York where we will pay the principal and premium, if any, on the notes and you may present the notes for registration of transfer and exchange. We have designated the office of the trustee located at 101 Barclay Street, New York, New York 10286 for this purpose.

Interest

Interest on the notes will accrue from                     , 2015 and is payable semi-annually in arrears on                      and                      of each year, beginning on                     , 2016 (each, an “interest payment date”), to the persons in whose names the notes are registered at the close of business on the                      and                      (whether or not a business day), respectively, immediately prior to each interest payment date at the annual rate of     % per year; provided that the interest due on redemption or at maturity (whether or not an interest payment date) will be paid to the person to whom principal is payable.

For any full semi-annual period in respect of the notes, the amount of interest will be calculated on the basis of a 360-day year of twelve 30-day months. For any period shorter than a full semi-annual period, the amount of interest will be calculated on the basis of a 30-day month, and, for any period less than a month, the amount of interest will be calculated on the basis of the actual number of days elapsed per 30-day month. If any scheduled interest payment date falls on a day that is not a business day, then payment of interest payable on such interest payment date will be postponed to the next succeeding day which is a business day, and no interest on such payment will accrue for the period from and after such scheduled interest payment date.

If the maturity date or a redemption date for the notes falls on a date that is not a business day, then the related payments of principal, premium, if any, and interest will be made on the next succeeding business day, and no interest on such payment will accrue for the period from the maturity date or such redemption date, as the case may be.

Ranking

The notes will be our direct, unsecured obligations and will rank equally in right of payment with all of our existing and future unsecured and unsubordinated obligations, and senior in right of payment to all of our existing and future indebtedness that is expressly subordinated to the notes.

We are a holding company and conduct substantially all of our operations through subsidiaries. However, the notes will be obligations exclusively of Synchrony Financial and will not be guaranteed by any of our subsidiaries. As a result, the notes will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries (including deposit liabilities of the Bank), as well as the indebtedness and other liabilities of our securitization entities, which means that creditors of our subsidiaries (including depositors of the Bank) and our securitization entities will be paid from their assets before holders of the notes would have any claims to those assets. At March 31, 2015, our subsidiaries and securitization entities had outstanding $50,996 million of total liabilities, including $48,767 million of indebtedness and deposit liabilities (excluding, in each case, intercompany liabilities).

As a holding company, we depend on the ability of our subsidiaries, particularly the Bank, to transfer funds to us to meet our obligations, including our obligations to pay interest on the notes. See “Risk Factors—Risk Relating to This Offering—We are a holding company and will rely significantly on dividends, distributions and other payments from the Bank to fund payments on the notes” in this prospectus supplement. Our subsidiaries have no obligation to pay any amounts due on the notes.

At March 31, 2015, Synchrony Financial had no secured indebtedness outstanding, and $10,243 million of indebtedness that ranked equally with the notes. The indenture does not limit our ability, or the ability of our subsidiaries, to incur senior, subordinated or secured debt, or our ability, or that of any of our subsidiaries, to incur other indebtedness and other liabilities or, subject to limited exceptions, issue preferred stock.

Optional Redemption

At any time and from time to time prior to                    , 2025 (three months prior to the maturity date of the notes), we may redeem the notes, in whole or in part, at our option, as set forth below. We may redeem such notes at a redemption price equal to the greater of:

(i)	100% of the aggregate principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date for the notes to be redeemed; and

(ii)	the sum of the present values of the remaining scheduled payments of principal and interest in respect of the notes to be redeemed (not including any portion of the interest accrued to, but excluding, the redemption date for the notes to be redeemed), discounted to such redemption date, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at the applicable Treasury Rate plus basis points, plus accrued and unpaid interest to, but excluding, the redemption date of the notes to be redeemed.

At any time and from time to time on or after                    , 2025 (three months prior to the maturity date of the notes), we may redeem the notes, in whole or in part, at our option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date of the notes to be redeemed.

We will mail (or otherwise deliver in accordance with the applicable procedures of DTC) notice of any redemption of the notes to the registered address of each holder of the notes to be redeemed at least 30 days and not more than 60 days prior to the applicable redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means an independent investment banking institution of national standing appointed by us, which may be one of the Reference Treasury Dealers.

“Reference Treasury Dealer” means each of Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated or their respective affiliates which are primary U.S. Government securities dealers in New York City (a “Primary Treasury Dealer”), and their respective successors, plus two other Primary Treasury Dealers selected by us; provided that if any of the foregoing or their affiliates shall cease to be a Primary Treasury Dealer, we will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by the Reference Treasury Dealer at 3:30 p.m. on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Trustee

The Bank of New York Mellon is the trustee with respect to the notes. The trustee is one of a number of banks with which we and our subsidiaries maintain banking and trust relationships in the ordinary course of business.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following discussion describes U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of ownership and disposition of the notes. This discussion is limited to Non-U.S. Holders who hold the notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This description is based on the Code, administrative pronouncements, judicial decisions and existing and proposed Treasury regulations, and interpretations of the foregoing, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. The description does not discuss all of the tax consequences that may be relevant to Non-U.S. Holders in light of their particular circumstances. Moreover, this discussion is for general information only and does not address all of the tax consequences that may be relevant to you in light of your particular circumstances, nor does it discuss special tax provisions, which may apply to you and holders of your equity, if applicable, if you are subject to special treatment under U.S. federal income tax laws, such as for certain financial institutions or financial services entities, insurance companies, tax-exempt entities, dealers in securities or currencies, entities that are treated as partnerships for U.S. federal income tax purposes, “controlled foreign corporations,” “passive foreign investment companies,” former U.S. citizens or long-term residents, persons deemed to sell the notes under the constructive sale provisions of the Code, and persons that hold the notes as part of a straddle, conversion transaction, or other integrated investment. In addition, this discussion does not address the Medicare tax on certain investment income, any state, local or foreign tax laws or any U.S. federal tax law other than U.S. federal income tax law (such as gift or estate tax laws).

You are urged to consult with your own tax advisor concerning the U.S. federal income tax consequences of acquiring, owning and disposing of the notes, as well as the application of any state, local, and foreign income and other tax laws.

As used in this section, a “Non-U.S. Holder” is a beneficial owner of the notes that is not, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States,

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

•	a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If you are an individual, you may, in certain cases, be deemed to be a resident alien, as opposed to a nonresident alien, by virtue of being present in the United States (i) for at least 183 days during the calendar year, or (ii) for at least 31 days in the calendar year and for an aggregate of at least 183 days during the three-year period ending in the current calendar year. For purposes of (ii), all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year are counted. Resident aliens are subject to U.S. federal income tax as if they were U.S. citizens.

If any entity or arrangement treated as a partnership for U.S. federal income tax purposes is a beneficial owner of the notes, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Special rules may apply if a Non-U.S. Holder is a “controlled foreign corporation” or “passive foreign investment company,” as defined under the Code, and to certain expatriates or former long-term residents of the United States. If you fall within any of the foregoing categories, you should consult with your own tax advisor about the tax consequences of acquiring, holding, and disposing of the notes.

U.S. Federal Withholding Tax

Subject to the discussions below concerning backup withholding and FATCA (as defined below), U.S. federal withholding tax will not apply to any payment of principal or interest on the notes, provided that in the case of interest:

•	you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and the Treasury regulations;

•	you are not a controlled foreign corporation that is related, directly or indirectly, to us through stock ownership; and

•	(a) you provide your name, address and certain other information on an IRS Form W-8BEN or W-8BEN-E, as applicable (or a suitable substitute form), and certify, under penalties of perjury, that you are not a U.S. person or (b) you hold your notes through certain foreign intermediaries or certain foreign partnerships and certain certification requirements are satisfied.

Interest payments that are effectively connected with the conduct of a trade or business by you within the United States (and, where an applicable tax treaty so provides, are also attributable to a U.S. permanent establishment maintained by you) are not subject to the U.S. federal withholding tax, but instead are subject to U.S. federal income tax, as described below.

If you cannot satisfy the requirements described above, payments of interest will be subject to a 30% U.S. federal withholding tax unless a tax treaty applies or the interest payments are effectively connected with the conduct of a U.S. trade or business. If a tax treaty applies to you, you may be eligible for a reduction of or exemption from U.S. federal withholding tax. To claim any exemption from or reduction of the 30% withholding tax, you should provide a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable (or a suitable substitute form), claiming a reduction of or an exemption from withholding tax under an applicable tax treaty or a properly executed IRS Form W-8ECI (or a suitable substitute form) stating that such payments are not subject to withholding tax because they are effectively connected with your conduct of a trade or business in the United States.

U.S. Federal Income Tax

Any gain, other than amounts attributable to accrued interest which is taxable as set forth above, realized on the disposition of a note (including a redemption or retirement) will generally not be subject to U.S. federal income tax unless such gain is effectively connected with your conduct of a trade or business in the United States (and, where an applicable tax treaty so provides, is also attributable to a U.S. permanent establishment maintained by you).

If you are engaged in a trade or business in the United States (and, if a tax treaty applies, if you maintain a permanent establishment within the United States) and interest or gain on the notes is effectively connected with the conduct of such trade or business (and, if a tax treaty applies, attributable to such permanent establishment), you will be subject to U.S. federal income tax (but not U.S. withholding tax assuming, in the case of interest, a properly executed Form W-8ECI (or a suitable substitute form) is provided) on such interest or gain on a net income basis in generally the same manner as if you were a U.S. person. In addition, in certain circumstances, if you are a foreign corporation you may be subject to a 30% (or, if a tax treaty applies, such lower rate as provided) branch profits tax.

Backup Withholding and Information Reporting

Interest paid to a Non-U.S. Holder must be reported annually to the IRS and to the Non-U.S. Holder. Copies of these information returns also may be made available to the tax authorities of the country in which the Non-U.S. Holder resides under the provisions of various treaties or agreements for the exchange of information. Unless the Non-U.S. Holder is an exempt recipient, interest paid on the notes and the gross proceeds from a taxable disposition of the notes may be subject to additional information reporting and may also be subject to U.S. federal backup withholding (at a rate of 28%) if such Non-U.S. Holder fails to comply with applicable U.S. information reporting and certification requirements. Provision of any IRS Form W-8 appropriate to the Non-U.S. Holder’s circumstances will generally satisfy the certification requirements necessary to avoid backup withholding as well.

Backup withholding is not an additional tax. Any amounts so withheld under the backup withholding rules will be refunded by the IRS or credited against the Non-U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Other Withholding Requirements

Non-U.S. Holders of the notes may be subject to U.S. withholding tax at a rate of 30% under Sections 1471 through 1474 of the Code (commonly referred to as “FATCA”). This withholding tax may apply if a Non-U.S. Holder (or any foreign intermediary that receives a payment on a Non-U.S. Holder’s behalf) does not comply with certain U.S. informational reporting requirements, such compliance usually evidenced by delivery of a properly executed IRS Form W-8BEN-E. The payments potentially subject to this withholding tax include interest on, and gross proceeds from the sale or other disposition of, the notes. If FATCA is not complied with, the withholding tax described above will apply to gross proceeds from the sale or other disposition of the notes (including a redemption or retirement) on or after January 1, 2017 and to all interest. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Non-U.S. Holders should consult their tax advisors regarding the possible implications of FATCA on their investment in the notes.

You should consult your own tax advisor as to particular tax consequences to you of acquiring, holding, and disposing of the notes, including the applicability and effect of other United States federal, state, local or foreign tax laws, and of any proposed changes in applicable law.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives, have severally agreed to purchase, and Synchrony has agreed to sell to them, severally, the principal amount of notes indicated below:

Name	Principal Amount of Notes
Citigroup Global Markets Inc.	$
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Mitsubishi UFJ Securities (USA), Inc.
Morgan Stanley & Co. LLC

Total	$

Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mitsubishi UFJ Securities (USA), Inc. and Morgan Stanley & Co. LLC are the joint book-running managers of this offering.

The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement and the accompanying prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement and the accompanying prospectus if any such notes are taken. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or this offering may be terminated.

The underwriters initially propose to offer the notes directly to the public at the public offering price listed on the cover page of this prospectus supplement and may offer the notes to certain dealers at a price that represents a concession not in excess of     % of the principal amount of the notes. Any underwriter may allow, and such dealers may reallow, a concession not in excess of     % of the principal amount of the notes to other underwriters or to certain dealers. After the initial offering of the notes, the offering price and other selling terms may from time to time be varied by the representatives. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The underwriting discount will be determined by negotiations among us and the representatives and are a percentage of the offering price to the public. Among the factors to be considered in determining the underwriting discount will be the size of this offering, the nature of the security to be offered and the underwriting discount charged in comparable transactions.

The following table shows the per note and total underwriting discount to be paid to the underwriters.

Underwriting Discount
Per Note		%
Total	$

The estimated offering expenses are approximately $        , which includes legal, accounting and printing costs and various other fees associated with this offering. All offering expenses will be payable by us.

A prospectus supplement and accompanying prospectus in electronic format may be made available on web sites maintained by one or more underwriters. The underwriters may agree to allocate notes to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the joint book-running managers to underwriters that may make Internet distributions on the same basis as other allocations.

The notes constitute a new issue of securities, for which there is no existing market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes in any automated dealer quotation system. We cannot provide you with any assurance regarding whether a trading market for the notes will develop, the ability of holders of the notes to sell their notes or the price at which holders may be able to sell their notes. The underwriters have advised us that they currently intend to make a market in the notes. However, the underwriters are not obligated to do so, and any market-making with respect to the notes may be discontinued at any time without notice. If no active trading market develops in the notes, you may be unable to resell your notes at any price or at their fair market value.

In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while this offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives or their respective affiliates have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement or the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), from and including the date on which the European Union Prospectus Directive (the “EU Prospectus Directive”) was implemented in that Relevant Member State (the “Relevant Implementation Date”) an offer of securities described in this prospectus supplement and the accompanying prospectus may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of securities described in this prospectus supplement and the accompanying prospectus may be made to the public in that Relevant Member State at any time:

•	to any legal entity which is a qualified investor as defined under the EU Prospectus Directive;

•	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive); or

•	in any other circumstances falling within Article 3(2) of the EU Prospectus Directive, provided that no such offer of securities described in this prospectus supplement and the accompanying prospectus shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the EU Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State. The expression “EU Prospectus Directive” means Directive 2003/71/EC (and any amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Switzerland

The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the notes or this offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to this offering, the Company or the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of notes.

United Kingdom

Each underwriter has represented and agreed that:

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of

Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia (“Corporations Act”)) in relation to the notes has been or will be lodged with the Australian Securities & Investments Commission (“ASIC”). This document has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(a) you confirm and warrant that you are either:

(i) a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

(ii) a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(iii) a person associated with the Company under section 708(12) of the Corporations Act; or

(iv) a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance; and

(b) you warrant and agree that you will not offer any of the notes for resale in Australia within 12 months of the notes being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Brazil

The offer of securities described in this prospectus supplement and the accompanying prospectus will not be carried out by any means that would constitute a public offering in Brazil under Law No. 6,385, of December 7, 1976, as amended, and under CVM Rule (Instrução) No. 400, of December 29, 2003, as amended. The offer and sale of the securities have not been and will not be registered with the Comissão de Valores Mobiliários in Brazil. Any representation to the contrary is untruthful and unlawful. Any public offering or distribution, as defined under Brazilian laws and regulations, of the interests in Brazil is not legal without such prior registration. Documents relating to the offering of the securities, as well as information contained therein, may not be supplied to the public in Brazil, as the offering of the securities is not a public offering of securities in Brazil, nor may they be used in connection with any offer for sale of the securities to the public in Brazil. This prospectus supplement and the accompanying prospectus is addressed to you personally, upon your request and for your sole benefit, and is not to be transmitted to anyone else, to be relied upon by anyone else or for any other purpose either quoted or referred to in any other public or private document or to be filed with anyone without our prior, express and written consent.

Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The notes to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement or the accompanying prospectus you should consult an authorized financial advisor.

Hong Kong

The notes may not be offered or sold by means of any document other than: (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Korea

For institutional investors only. The notes have not been and will not be registered under the Financial Investment Services and Capital Markets Act of Korea and none of the notes may be offered or sold, directly or indirectly, in Korea or to any resident of Korea, or to any persons for reoffering or resale, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as such term is defined in the Foreign Exchange Transaction Law of Korea and rules and regulations promulgated thereunder), except as otherwise permitted under applicable laws and regulations.

Malaysia

No approval from the Securities Commission of Malaysia is or will be obtained, nor will any prospectus be filed or registered with the Securities Commission of Malaysia, for the offering of the notes in Malaysia. This prospectus supplement and the accompanying prospectus do not constitute and are not intended to constitute an invitation or offer for subscription or purchase of the notes, nor may this prospectus supplement, the accompanying prospectus or any other offering material or document relating to the notes be published or distributed, directly or indirectly, to any person in Malaysia unless such invitation or offer falls within (a) Schedule 5 to the Capital Markets and Services Act 2007 (“CMSA”), (b) Schedule 6 or 7 to the CMSA as an “excluded offer or excluded invitation” or “excluded issue” within the meaning of section 229 and 230 of the CMSA and (c) Schedule 8 so the trust deed requirements in the CMSA are not applicable. No offer or invitation in respect of the notes may be made in Malaysia except as an offer or invitation falling under Schedule 5, 6 or 7 and 8 to the CMSA.

People’s Republic of China

This prospectus supplement and the accompanying prospectus may not be circulated or distributed in the People’s Republic of China (“PRC”) and the notes may not be offered or sold, and will not be offered or sold, directly or indirectly, to any resident of the PRC or to persons for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Qatar

This prospectus supplement and the accompanying prospectus have not been filed with or reviewed or approved by, the Qatar Central Bank, any other relevant Qatar governmental body or securities exchange, nor any foreign governmental body or securities exchange. This prospectus supplement and the accompanying prospectus are being issued to a limited number of sophisticated investors and should not be provided to any person other than the original recipient. It is not for general circulation in the State of Qatar and should not be reproduced or used for any other purpose.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than: (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (i) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor or (ii) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (a) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA, (b) where no consideration is given for the transfer or (c) by operation of law.

United Arab Emirates

NOTICE TO PROSPECTIVE INVESTORS IN THE UNITED ARAB EMIRATES (EXCLUDING THE DUBAI INTERNATIONAL FINANCIAL CENTRE)

The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (“U.A.E.”) other than in compliance with the laws of the U.A.E. Prospective investors in the Dubai International Financial Centre should have regard to the specific notice to prospective investors in the Dubai International Financial Centre set out above. The information contained in this prospectus supplement and the accompanying prospectus does not constitute a public offer of notes in the U.A.E. in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 of the U.A.E., as amended) or otherwise and is not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Emirates Securities and

Commodities Authority or the Dubai Financial Services Authority, or DFSA. If you do not understand the contents of this prospectus supplement or the accompanying prospectus, you should consult an authorized financial adviser. This prospectus supplement and the accompanying prospectus are provided for the benefit of the recipient only, and should not be delivered to, or relied on by, any other person.

Relationships with Underwriters

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and our affiliates, including GE and GECC, for which they received or will receive customary fees and expenses.

Certain of the underwriters in this offering and/or their respective affiliates are also lenders and, in some cases, agents or managers for the lenders under the Bank Term Loan Facility and, as a result, will receive a portion of any net proceeds from this offering used to pay down amounts outstanding under the Bank Term Loan Facility. In addition, certain underwriters and/or their respective affiliates have received, and may in the future receive, customary fees and reimbursement of expenses as underwriters of securities offered by certain of our securitization trusts from time to time. Certain underwriters and/or their respective affiliates are also lenders to certain of our securitization trusts.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) of ours and/or our affiliates, including GE and GECC. If any of the underwriters or their affiliates has a lending relationship with us or our affiliates, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us or our affiliates consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

LEGAL MATTERS

The validity of the notes offered hereby will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Davis Polk  & Wardwell LLP, New York, New York.

EXPERTS

The consolidated and combined financial statements for Synchrony Financial and subsidiaries at December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents we file with the SEC. We hereby “incorporate by reference” the documents listed below (other than, in each case, documents or information deemed to be furnished and not filed in accordance with SEC rules). The information that we file later with the SEC will automatically update and in some cases supersede the information in this prospectus supplement, the accompanying prospectus and the documents listed below.

•	Our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on February 23, 2015 (including those portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 6, 2015 that are incorporated by reference into Part III of such Annual Report on Form 10-K);

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015 filed with the SEC on May 1, 2015; and

•	Our Current Reports on Form 8-K filed with the SEC on January 30, 2015, February 2, 2015 and May 27, 2015.

We also incorporate by reference in this prospectus supplement any future filings that we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, until we sell all the securities that may be offered by this prospectus supplement; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 or any exhibit furnished under Item 9.01(c) of any Current Report on Form 8-K unless, and except to the extent, specified in any such Current Report on Form 8-K.

Upon your oral or written request, we will provide you with a copy of any of these filings at no cost. Requests should be directed to:

Synchrony Financial Investor Relations

777 Long Ridge Road

Stamford, Connecticut 06902

(855) 818-3056

We have filed with the SEC a registration statement on Form S-3. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits that are part of the registration statement. For further information with respect to us and the notes, reference is made to the registration statement, including the prospectus contained therein, and exhibits thereto. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E.,

Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference rooms and the website of the SEC referred to above.

Neither we nor any of the underwriters is making an offer to sell or seeking offers to buy these securities in any jurisdiction where or to any person to whom the offer or sale is not permitted. The information in this prospectus supplement is accurate only as of the date on the front cover of this prospectus supplement and the information in any free writing prospectus that we may provide you in connection with this offering is accurate only as of the date of that free writing prospectus. Our business, financial condition, results of operations and future growth prospects may have changed since those dates.

PROSPECTUS

$7,500,000,000 DEBT SECURITIES

SYNCHRONY FINANCIAL

Synchrony Financial may from time to time offer to sell its debt securities. The specific terms of any series of debt securities will be determined at or prior to the time of sale and will be provided in supplements to this prospectus.

Synchrony Financial may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. Synchrony Financial will provide the specific plan of distribution for any debt securities to be offered in supplements to this prospectus. For general information about the distribution of such debt securities, see “Plan of Distribution” in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

The principal executive office of Synchrony Financial is located at 777 Long Ridge Road, Stamford, Connecticut 06902, and their telephone number at that address is (203) 585-2400.

Investing in the securities involves risks. See “Risk Factors” on page 4 of this prospectus to read about factors you should consider before investing in the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell debt securities unless accompanied by a prospectus supplement that contains a description of those securities.

The date of this prospectus is December 11, 2014

i

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (the “Securities Act”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the securities described in this prospectus. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, you should see that agreement or document for a complete description of these matters. The registration statement can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

You should also read and carefully consider the information in this prospectus, any prospectus supplement and any free writing prospectus together with the documents we have referred you to in “Where You Can Find More Information” below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

We have not authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement, any free writing prospectus or any document incorporated herein by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

Certain Defined Terms

Except as the context may otherwise require in this prospectus supplement, references to:

•	“Form 10 Information” are to the information included in our Current Report on Form 8-K filed with the SEC on November 19, 2014, which is incorporated by reference in this prospectus;

•	“we,” “us,” “our,” and the “Company” are to SYNCHRONY FINANCIAL and its subsidiaries, which together represent the businesses that historically have conducted GE’s North American retail finance business;

•	“Synchrony” are to SYNCHRONY FINANCIAL only; and

•	the “Bank” are to Synchrony Bank (a subsidiary of Synchrony), previously known as GE Capital Retail Bank.

We provide a range of credit products through programs we have established with a diverse group of national and regional retailers, local merchants, manufacturers, buying groups, industry associations and healthcare service providers, which, in our business and in this prospectus, we refer to as our “partners.” The terms of the programs all require cooperative efforts between us and our partners of varying natures and degrees to establish and operate the programs. Our use of the term “partners” to refer to these entities is not intended to, and does not, describe our legal relationship with them, imply that a legal partnership or other relationship exists between the parties or create any legal partnership or other relationship. Unless otherwise indicated, references to “loan receivables” do not include loan receivables held for sale.

“Synchrony” and its logos and other trademarks referred to in this prospectus, including, Optimizer+plus ® and CareCredit® belong to us. Solely for convenience, we refer to our trademarks in this prospectus without the ™ and ® symbols, but such references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights to our trademarks. Other service marks, trademarks and trade names referred to in this prospectus are the property of their respective owners.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and, in accordance with these requirements, we file reports and other information relating to our business, financial condition and other matters with the SEC. We are required to disclose in such reports certain information, as of particular dates, concerning our results of operations and financial condition, executive officers and directors, principal holders of shares, material interests of such persons in transactions with us and other matters. Our filed reports and other information can be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

The SEC also maintains a website that contains reports and other information regarding registrants that file electronically with the SEC. The address of such site is: http://www.sec.gov.

Our Internet website is www.synchronyfinancial.com. Our SEC filings are available free of charge on our website as soon as reasonably practicable after they are electronically filed or furnished to the SEC. Other than any documents expressly incorporated by reference, the information on our website and any other website that is referred to in this prospectus is not part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents we file with the SEC. We hereby “incorporate by reference” the documents listed below (other than, in each case, documents or information deemed to be furnished and not filed in accordance with SEC rules). The information that we file later with the SEC will automatically update and, in some cases, supersede the information in this prospectus and the documents listed below.

•	The “Form 10 Information” and other information included in our Current Report on Form 8-K filed with the SEC on November 19, 2014;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2014 filed on September 5, 2014 and September 30, 2014 filed on October 31, 2014; and

•	Our Current Reports on Form 8-K filed with the SEC on August 11, 2014; August 13, 2014; September 22, 2014; and October 6, 2014.

We also incorporate by reference in this prospectus any future filings that we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, until we sell all the securities that may be offered by this prospectus; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 or any exhibit furnished under Item 9.01(c) of any Current Report on Form 8-K unless, and except to the extent, specified in any such Current Report on Form 8-K or in the applicable prospectus supplement.

Upon your oral or written request, we will provide you with a copy of any of these filings at no cost. Requests should be directed to:

Synchrony Financial Investor Relations

777 Long Ridge Road

Stamford, Connecticut 06902

(855) 818-3056

OUR COMPANY

We are one of the premier consumer financial services companies in the United States. Our roots in consumer finance trace back to 1932, and today we are the largest provider of private label credit cards in the United States based on purchase volume and receivables. We provide a range of credit products through programs we have established with a diverse group of national and regional retailers, local merchants, manufacturers, buying groups, industry associations and healthcare service providers, which we refer to as our “partners.” Through our partners’ locations across the United States and Canada, and their websites and mobile applications, we offer their customers a variety of credit products to finance the purchase of goods and services.

Our business benefits from longstanding and collaborative relationships with our partners, including some of the nation’s leading retailers and manufacturers with well-known consumer brands, such as Lowe’s, Walmart, Amazon and Ethan Allen. We believe our partner-centric business model has been successful because it aligns our interests with those of our partners and provides substantial value to both our partners and our customers. Our partners promote our credit products because they generate increased sales and strengthen customer loyalty. Our customers benefit from instant access to credit, discounts and promotional offers. We seek to differentiate ourselves through deep partner integration and our extensive marketing expertise. We have omni-channel (in-store, online and mobile) technology and marketing capabilities, which allow us to offer and deliver our credit products instantly to customers across multiple channels.

We offer our credit products primarily through our wholly-owned subsidiary, the Bank. Through the Bank, we offer, directly to retail and commercial customers, a range of deposit products insured by the Federal Deposit Insurance Corporation (the “FDIC”), including certificates of deposit, individual retirement accounts, money market accounts and savings accounts, under our Optimizer+Plus brand. We also take deposits at the Bank through third-party securities brokerage firms that offer our FDIC-insured deposit products to their customers. We are expanding our online direct banking operations to increase our deposit base as a source of stable and diversified low cost funding for our credit activities.

RISK FACTORS

Investing in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties under “Item 1A. Risk Factors” in the Form 10 Information, and under similar headings in our subsequently filed annual reports on Form 10-K and quarterly reports on Form 10-Q, as well as the other risks and uncertainties described in any other documents incorporated by reference in this prospectus or in any applicable prospectus supplement or free writing prospectus. See the section entitled “Where You Can Find More Information” in this prospectus.

FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus, in the documents incorporated by reference into this prospectus and in any supplement to this prospectus include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “targets,” “estimates,” “will” or words of similar meaning. Examples of forward-looking statements include, but are not limited to, statements regarding the outlook for our future business and financial performance, such as those contained in “Item 2. Financial Information—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Trends and Conditions” in the Form 10 Information. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include global political, economic, business, competitive, market, regulatory and other factors and risks, such as:

•	the impact of macroeconomic conditions and whether industry trends we have identified develop as anticipated;

•	retaining existing partners and attracting new partners, concentration of our platform revenue in a small number of Retail Card partners, promotion and support of our products by our partners, and financial performance of our partners;

•	our need for additional financing, higher borrowing costs and adverse financial market conditions impacting our funding and liquidity, and any reduction in our credit ratings;

•	our ability to securitize our loans, occurrence of an early amortization of our securitization facilities, loss of the right to service or subservice our securitized loans, and lower payment rates on our securitized loans;

•	our reliance on dividends, distributions and other payments from the Bank;

•	our ability to grow our deposits in the future;

•	changes in market interest rates and the impact of any margin compression;

•	effectiveness of our risk management processes and procedures, reliance on models which may be inaccurate or misinterpreted, our ability to manage our credit risk, the sufficiency of our allowance for loan losses and the accuracy of the assumptions or estimates used in preparing our financial statements;

•	our ability to offset increases in our costs in retailer share arrangements;

•	competition in the consumer finance industry;

•	our concentration in the U.S. consumer credit market;

•	our ability to successfully develop and commercialize new or enhanced products and services;

•	our ability to realize the value of strategic investments;

•	reductions in interchange fees;

•	fraudulent activity;

•	cyber-attacks or other security breaches;

•	failure of third parties to provide various services that are important to our operations;

•	disruptions in the operations of our computer systems and data centers;

•	international risks and compliance and regulatory risks and costs associated with international operations;

•	catastrophic events;

•	alleged infringement of intellectual property rights of others and our ability to protect our intellectual property;

•	litigation and regulatory actions;

•	damage to our reputation;

•	our ability to attract, retain and motivate key officers and employees;

•	tax legislation initiatives or challenges to our tax positions and state sales tax rules and regulations;

•	significant and extensive regulation, supervision, examination and enforcement of our business by governmental authorities, the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and regulation by the Consumer Financial Protection Bureau on our business;

•	changes to our methods of offering our CareCredit products;

•	impact of capital adequacy rules;

•	restrictions that limit the Bank’s ability to pay dividends;

•	regulations relating to privacy, information security and data protection as well as anti-money laundering and anti-terrorism financing laws;

•	use of third-party vendors and ongoing third-party business relationships;

•	effect of General Electric Capital Corporation (“GECC”) being subject to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) both as a savings and loan holding company and as a systemically important financial institution;

•	General Electric Company (“GE”) not completing the Separation (as defined in the Form 10 Information) as planned or at all, GE’s inability to obtain the GE SLHC Deregistration (as defined in the Form 10 Information) and GE continuing to have significant control over us;

•	completion by the Federal Reserve Board of a review (with satisfactory results) of our preparedness to operate on a standalone basis, independently of GE, and Federal Reserve Board approval required for us to continue to be a savings and loan holding company, including the timing of the approval and the imposition of any significant additional capital or liquidity requirements;

•	our need to establish and significantly expand many aspects of our operations and infrastructure;

•	delays in receiving or failure to receive Federal Reserve Board agreement required for us to be treated as a financial holding company after the GE SLHC Deregistration;

•	loss of association with GE’s strong brand and reputation;

•	limited right to use the GE brand name and logo and need to establish a new brand;

•	terms of our arrangements with GE may be more favorable than we will be able to obtain from unaffiliated third parties;

•	GE has significant control over us;

•	obligations associated with being a public company;

•	our incremental cost of operating as a standalone public company could be substantially more than anticipated;

•	GE could engage in businesses that compete with us, and conflicts of interest may arise between us and GE; and

•	failure caused by us of GE’s distribution of our common stock to its stockholders in exchange for its common stock to qualify for tax-free treatment, which may result in significant tax liabilities to GE for which we may be required to indemnify GE.

See “Item 1A. Risk Factors” in the Form 10 Information for a further description of these and other factors. For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this prospectus, including in “Risk Factors.” You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties, or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by the federal securities laws.

USE OF PROCEEDS

Unless otherwise stated in the prospectus supplement accompanying this prospectus or any applicable free writing prospectus, we will use the net proceeds from the sale of any debt securities that may be offered hereby for general corporate purposes. General corporate purposes may include, but are not limited to, increasing our liquidity, reducing or refinancing our indebtedness or the indebtedness of our subsidiaries, funding our operations, financing acquisitions and redeeming outstanding securities. Pending such use, the net proceeds may be invested temporarily in short-term, interest-bearing, investment-grade securities and/or similar assets as we may determine. The prospectus supplement relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

For purposes of determining the historical ratio of earnings to fixed charges, “earnings” consist of earnings before provision for income taxes, plus fixed charges. “Fixed charges” consist of (i) interest expense on all indebtedness, including amortization of debt expense, discounts and premiums and (ii) the portion of rental expense that is representative of the interest factor.

	Nine Months Ended September 30, 2014	Years Ended December 31,
		2013	2012	2011	2010	2009
Ratio of earnings to fixed charges	4.9x	5.1x	5.4x	4.2x	2.8x	1.8x

DESCRIPTION OF DEBT SECURITIES

General

The following description of the terms of the debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities.

The debt securities will be issued in one or more series under the indenture (as amended and supplemented from time to time, the “indenture”), dated as of August 11, 2014, between us and The Bank of New York Mellon, as trustee (the “trustee”). The indenture is subject to any amendments or supplements we may enter into from time to time which are permitted under the indenture. We will file any amendments or supplements to the indenture as exhibits to a current report on Form 8-K or a post-effective amendment to the registration statement of which this prospectus is a part. The statements herein relating to the debt securities and the indenture are summaries and are subject to the detailed provisions of the indenture. The descriptions below do not restate the indenture and do not contain all the information you may find useful. We urge you to read the indenture because it, and not the summary below, defines your rights as a holder of our debt securities. If you would like to read the indenture, it is on file with the SEC, as described under “Where You Can Find More Information.” Whenever we refer to particular sections or defined terms in an indenture, those sections and definitions are incorporated by reference. The indenture is subject to and governed by the Trust Indenture Act of 1939 (the “Trust Indenture Act”).

As used in this description of debt securities, “we,” “our,” “us,” “Synchrony” and the “Company” refer to Synchrony Financial and not to any of our subsidiaries.

We will describe in the applicable prospectus supplement the terms of the series of debt securities that we may offer and the supplemental indenture relating to such series of debt securities. These terms will include the following:

•	the designation and the aggregate principal amount of the debt securities of the series;

•	any limit upon the aggregate principal amount of the debt securities of the series which may be issued;

•	the date or dates on which the principal and premium, if any, of the debt securities of the series is payable;

•	the rate or rates, or the method of determination thereof, at which the debt securities of the series shall bear interest, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the record dates for the determination of holders to whom interest is payable;

•	the currency of the debt securities of the series and the currency in which payments on the debt securities of the series are payable;

•	the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option, pursuant to any sinking fund or otherwise;

•	our obligation, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the price at which or process by which and the period or periods within which and the terms and conditions upon which debt securities of the series would be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

•	the denominations in which debt securities of the series shall be issuable;

•	any events of default, if different from the existing events of default under the indenture, and whether such additional or modified events of default are subject to covenant defeasance;

•	the trustee, if different from the existing trustee under the indenture;

•	any addition to, or modification of, any covenants with respect to the debt securities of any series, and whether any such additional or modified covenant is subject to covenant defeasance; and

•	any other terms of the series, which terms shall not be inconsistent with the provisions of the indenture.

Unless otherwise specified in the prospectus supplement, we will compute interest payments on the basis of a 360-day year consisting of twelve 30-day months.

When we use the term “business day,” we mean any calendar day that is not a Saturday, Sunday or a day on which commercial banking institutions are not required to be open for business in The City of New York, New York.

Unless otherwise specified in the applicable prospectus supplement, each series of the debt securities will be issued in the form of one or more fully registered debt securities registered in the name of the nominee of The Depository Trust Company (“DTC”) and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The indenture does not limit the aggregate amount of debt securities that we may issue. We may issue debt securities under the indenture up to the aggregate principal amount authorized by our board of directors from time to time. The indenture does not limit our ability to incur senior debt, subordinated or secured debt, or our ability, or that of any of our existing or future subsidiaries, to incur other indebtedness and other liabilities or issue preferred stock.

We may, from time to time, without the consent of the holders of debt securities of a particular series, reopen such series of debt securities and issue additional debt securities of such series having the same ranking and the same interest rate, maturity and other terms as the debt securities of such series, except for the public offering price, the issue date and, if applicable, the initial interest payment date and initial interest accrual date. Any such additional debt securities, together with the debt securities of such series initially offered by this prospectus and the applicable prospectus supplement, will constitute a single series of debt securities under the indenture; provided that if the additional debt securities are not fungible for U.S. federal income tax purposes with the debt securities of such series initially offered by this prospectus and the applicable prospectus supplement, the additional debt securities will be issued under a separate CUSIP number. No such additional debt securities may be issued if an event of default has occurred and is continuing with respect to the series of debt securities of which such additional debt securities would be a part.

The trustee will initially be the registrar and paying agent for the debt securities. We will maintain an office in the Borough of Manhattan, the City of New York where we will pay the principal and premium, if any, on the debt securities and you may present the debt securities for registration of transfer and exchange. We have designated the office of the trustee located at 101 Barclay Street, New York, New York 10286 for this purpose.

Ranking

Unless otherwise specified in the applicable prospectus supplement, each series of debt securities will be our direct, unsecured obligations and will rank without preference or priority among themselves and equally in right of payment with all of our existing and future unsecured and unsubordinated obligations, and senior in right of payment to all of our existing and future indebtedness that is expressly subordinated to such series of debt securities.

We are a holding company and conduct substantially all of our operations through subsidiaries. However, the debt securities will be obligations exclusively of Synchrony Financial and will not be guaranteed by any of our subsidiaries. As a result, the debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries (including deposit liabilities of the Bank), as well as the indebtedness and other liabilities of our securitization entities, which means that creditors of our subsidiaries (including depositors of the Bank) and our securitization entities will be paid from their assets before holders of the debt securities would have any claims to those assets.

As a holding company, we depend on the ability of our subsidiaries, particularly the Bank, to transfer funds to us to meet our obligations, including our obligations to pay interest on the debt securities. Our subsidiaries have no obligation to pay any amounts due on the debt securities.

Certain Covenants

Set forth below are summaries of certain covenants in the indenture that apply to us, unless otherwise provided in any prospectus supplement. However, the indenture does not significantly limit our operations. In particular, the indenture does not:

•	limit the amount of dividends that we can pay;

•	limit the amount of debt securities that we can issue from time to time;

•	limit the number of series of debt securities that we can issue from time to time;

•	limit or otherwise restrict the total amount of debt that we or our subsidiaries may incur or the amount of other securities that we may issue; or

•	contain any covenant or other provision that is specifically intended to afford any holder of debt securities any protection in the event of highly leveraged transactions or similar transactions involving us or our subsidiaries.

Limitation on Disposition of Voting Stock of the Bank

The indenture contains a covenant limiting our ability to dispose of the Voting Stock of a Bank Subsidiary (as defined below). This covenant generally provides that, except as permitted as described under “—Consolidation, Merger and Sale of Assets,” as long as any of the debt securities are outstanding:

•	neither we nor any of our subsidiaries will sell, assign, transfer or otherwise dispose of any shares of Voting Stock of a Bank Subsidiary, or securities convertible into or options, warrants or rights to subscribe for or purchase shares of Voting Stock of a Bank Subsidiary, and we will not permit any Bank Subsidiary to issue any shares of, or securities convertible into or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of a Bank Subsidiary, in each case if, after giving effect to such transaction and to the issuance of the maximum number of shares of Voting Stock of such Bank Subsidiary issuable upon the exercise of all such convertible securities, options, warrants or rights, such Bank Subsidiary would cease to be a “controlled subsidiary” (as defined below); and

•	we will not permit any Bank Subsidiary to merge or consolidate with or into any corporation unless the survivor is us or is, or upon consummation of the merger or consolidation will become, a controlled subsidiary, or to lease, sell or transfer all or substantially all of its properties and assets to any person except to us or a controlled subsidiary or a person that upon such lease, sale or transfer will become a controlled subsidiary.

A “Bank Subsidiary” is the Bank, any successor to the Bank, or any subsidiary of the Company that owns, directly or indirectly, any Voting Securities of the Bank or any successor to the Bank.

A “controlled subsidiary” is a subsidiary of the Company in respect of which at least 80% of the outstanding shares of the Voting Stock of such subsidiary is at the time owned by us, by one or more of our subsidiaries or by us and one or more of our controlled subsidiaries.

“Voting Stock” of any specified person as of any date means the capital stock of such person of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such person; provided that, for the purposes hereof, capital stock which carries only the right to vote conditionally on the happening of an event shall not be considered “Voting Stock” whether or not such event shall have happened.

The limitations described above do not apply to transactions required by law, rule, regulation or order of any governmental agency or authority. In addition, for the avoidance of doubt, the limitations described in the second bullet point above will not apply to any transfer of loan receivables, on customary terms and in the ordinary course of business, directly or indirectly to our securitization entities in connection with our securitization financing facilities.

Limitation on Creation of Liens

The indenture contains a covenant limiting our ability to create liens on the Voting Stock of a Bank Subsidiary. This covenant generally provides that, as long as any series of the debt securities are outstanding, neither we nor any of our subsidiaries will create, assume or incur any pledge, encumbrance or lien upon any shares of Voting Stock of a Bank Subsidiary, or upon securities convertible into or options, warrants or rights to subscribe for or purchase, any shares of Voting Stock of a Bank Subsidiary, in each case to secure indebtedness for borrowed money, if, treating such pledge, encumbrance or lien as a transfer of the shares of Voting Stock of such Bank Subsidiary or securities convertible into or options, warrants or rights to subscribe for or purchase shares of Voting Stock of such Bank Subsidiary to the secured party (in each case after giving effect to such transaction and to the issuance of the maximum number of shares of Voting Stock of such Bank Subsidiary issuable upon the exercise of all such convertible securities, options, warrants or rights), such Bank Subsidiary would cease to be a controlled subsidiary (as defined above), unless the debt securities are equally and ratably secured with any and all such indebtedness for so long as such indebtedness is so secured.

In addition, for the avoidance of doubt, the limitations described in the preceding paragraph do not apply to the incurrence of any pledge, encumbrance or lien upon loan receivables, on customary terms and in the ordinary course of business, in connection with our securitization financing facilities.

Reports

We will be required to file with the trustee, within 15 days after we are required to file the same with the SEC, copies of the annual reports and of the information, documents, and other reports that we are required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act or pursuant to Section 314 of the Trust Indenture Act. Annual reports, information, documents and reports that are filed by us with the SEC via the EDGAR system or any successor electronic delivery procedure will be deemed to be filed with the trustee at the time such documents are filed via the EDGAR system or such successor procedure. Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such will not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants hereunder.

Consolidation, Merger and Sale of Assets

We have agreed in the indenture that we will not (i) merge or consolidate with any other person, nor (ii) sell, convey, transfer or otherwise dispose of all or substantially all of our assets to any person (other than a subsidiary), in each case unless:

•	either we are the continuing person or the successor person is a corporation or limited liability company organized and existing under the laws of the United States of America or any state thereof or the District of Columbia and this other person expressly assumes all of our obligations under the indenture and the debt securities; provided that, in the event that such successor person is not a corporation, another person that is a corporation shall expressly assume, as co-obligor with such successor person, all of our obligations under the indenture and the debt securities;

•	immediately after such merger or consolidation, or such sale, conveyance, transfer or other disposition, no default or event of default has occurred and is continuing under the indenture; and

•	we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such merger, consolidation, sale, conveyance, transfer or other disposition and such supplemental indenture (if any) comply with the indenture.

In the event of any such merger, consolidation, sale, conveyance (other than by way of lease), transfer or other disposition, and upon any such assumption by the successor person, such successor person shall succeed to and be substituted for us, with the same effect as if it had been named in the indenture as us and we shall be relieved of any further obligations under the indenture and under the debt securities and the predecessor company may be dissolved, wound up and liquidated at any time thereafter.

For the avoidance of doubt, without limiting the foregoing, the limitations described in this section will not apply to any transfer of loan receivables, on customary terms and in the ordinary course of business, directly or indirectly to our securitization entities in connection with our securitization financing facilities.

Events of Default

Unless otherwise provided in any prospectus supplement, any of the following events will constitute an event of default under the indenture with respect to any debt securities:

•	default in the payment of any installment of interest on such series of debt securities when due and payable, and the continuance of such default for 30 days;

•	default in the payment of the principal of, or premium, if any, on such series of debt securities when due and payable (whether at maturity, upon redemption or otherwise);

•	default in the making or satisfaction of any sinking fund payment or analogous obligation as and when the same shall become due and payable by the terms of the debt securities of such series;

•	failure to observe or perform any other covenants or agreements in the indenture in respect of the debt securities of such series, which failure continues for 60 days after written notice, requiring us to remedy the same, from the trustee or holders of at least 25% of the outstanding principal amount of such series of debt securities as provided in the indenture;

•	any indebtedness of ours or the Bank (or any successor to the Bank) for borrowed money is accelerated by its terms if the aggregate principal amount of such indebtedness which has been so accelerated exceeds $100 million and the acceleration is not rescinded or annulled within 15 days after written notice from the trustee or holders of at least 25% of the outstanding principal amount of such series of debt securities as provided in the indenture; provided that this event of default will be remedied, cured or waived without further action upon the part of either the trustee or any of the holders if any default giving rise to the acceleration of such other indebtedness is remedied, cured or waived; and

•	specified events relating to the bankruptcy, insolvency, reorganization or receivership of us or the Bank (or any successor to the Bank).

Remedies

If an event of default arising from specified events of the bankruptcy, insolvency, reorganization or receivership of us or the Bank (or any successor to the Bank) occurs, the principal amount of all outstanding debt securities will become due and payable immediately, without further action or notice on the part of the holders of the debt securities or the trustee. If any other event of default with respect to a series of debt securities occurs, the trustee or the holders of not less than 25% in principal amount of outstanding debt securities of such series may declare the principal amount of the debt securities of such series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon that declaration the principal amount of such series of debt securities will become immediately due and payable. However, at any time after a declaration has been made or such series of debt securities have otherwise become due and payable, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding debt securities of such series may, subject to conditions specified in the indenture, rescind and annul that declaration or acceleration and its consequences.

Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default then exists, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at your request, order or direction, unless you have offered to the trustee reasonable security or indemnity. Subject to the provisions for the security or indemnification of the trustee and otherwise in accordance with the conditions specified in the indenture, the holders of a majority in principal amount of outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for and remedy available to the trustee, or exercising any trust or power conferred on the trustee in connection with the debt securities of such series.

Notice of Default

The trustee will, within 90 days after the occurrence of a default with respect to a series of debt securities, mail to the holders of such debt securities notice of such default relating to such series of debt securities, unless such default has been cured or waived. However, the Trust Indenture Act and the indenture currently permit the trustee to withhold notices of defaults (except for certain payment defaults) if the trustee in good faith determines that withholding of such notices to be in the interests of the holders.

We will furnish the trustee with an annual statement as to our compliance with the conditions and covenants in the indenture.

Legal Proceedings and Enforcement of Right of Payment

You will not have any right to institute any proceeding under or with respect to the indenture or for any remedy under the indenture, unless you have previously given to the trustee written notice of a continuing event of default with respect to the debt securities. In addition, the holders of at least 25% in principal amount of the outstanding debt securities of a series must have made written request, and offered reasonable indemnity, to the trustee to institute that proceeding as trustee, and, within 60 days following the receipt of that notice, the trustee must not have received from the holders of a majority in principal amount of the outstanding debt securities of such series a direction inconsistent with that request, and must have failed to institute the proceeding. However, you will have an absolute right to receive payment of the principal of, premium, if any, and interest on that debt security at the place, time, rates and in the currency expressed in the indenture and the debt security and to institute a suit for the enforcement of that payment.

Modification of Indenture

We may enter into supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture with respect to one or more series of debt securities with the consent of holders of a majority in aggregate principal amount of the debt securities of all such series affected by such modification or amendment, voting as a single class. However, the consent of each holder affected is required for any amendment:

•	to change the stated maturity of principal of, or any installment of principal of or interest on, any debt security;

•	to reduce the rate of or extend the time for payment of interest, if any, on any debt security or to alter the manner of calculation of interest payable on any debt security;

•	to reduce the principal amount or premium, if any, on any debt security;

•	to make the principal of, premium, if any, or interest on any debt security payable in a different currency;

•	to reduce the percentage in principal amount of any series of debt securities, the holders of which are required to consent to any supplemental indenture or to any waiver of any past default or event of default;

•	to change any place of payment where the debt securities or interest thereon is payable;

•	to modify the interest rate reset provision of any debt security;

•	to impair the right of any holder of the debt securities to receive payment of the principal of, or premium, if any, or interest on any debt securities on or after the respective due dates for such principal or interest, or to institute suit for the enforcement of any such payment, or reduce the amount of the principal of an original issue discount security that would be due and payable upon an acceleration of the maturity thereof, or adversely affect the right of repayment, if any, at the option of the holder, or extend the time for, or reduce the amount of, any payment to any sinking fund or analogous obligation relating to any debt security; or

•	to modify provisions of the indenture relating to waiver of defaults or amendment of the indenture, except to increase the percentage in principal amount of debt securities whose holders must consent to an amendment or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected by the modification or waiver.

Notwithstanding the foregoing, holders of the debt securities of any series shall vote as a separate class with respect to modifications or amendments that affect only the debt securities of such series, and the holders of other series of debt securities shall not have any voting rights with respect to such matters as they relate to the debt securities of such series.

In addition, we and the trustee with respect to the indenture may enter into supplemental indentures without the consent of the holders of the debt securities of any series for one or more of the following purposes:

•	to evidence that another corporation or limited liability company has become our successor and/or to add a co-obligor under the provisions of the indenture relating to mergers, consolidations, sales, conveyances, transfers or other dispositions of assets described under “—Consolidation, Merger and Sale of Assets” above, and that the successor assumes our covenants, agreements and obligations in the indenture and in the debt securities;

•	to add to our covenants further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of the debt securities as our board of directors and the trustee shall consider to be for the protection of the holders of such debt securities, and to make a default in any of these additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture;

•	to establish the forms or terms of debt securities of any series;

•	to cure any ambiguity, to correct or supplement any provisions that may be defective or inconsistent with any other provision or to make such other provisions in regard to matters or questions arising under the indenture that do not adversely affect the interests of the holders of such series of debt securities in any material respect; provided that any amendment made solely to conform the provisions of the indenture to the description of the debt securities contained in the prospectus or other offering document pursuant to which the debt securities were sold will not be deemed to adversely affect the interests of the holders of the debt securities;

•	to modify or amend the indenture to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act as then in effect;

•	to provide for the issuance of additional debt securities of any series;

•	to provide for the exchange of any debt securities in global form represented by one or more global certificates for debt securities of the same series issued under the indenture in definitive certificated form in the circumstances permitted by the terms of the indenture and such debt securities, and to make all appropriate changes to the indenture for such purpose;

•	to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (i) shall not apply to, or modify the rights of any holder of, any debt security of any series created prior to the execution of such supplemental indenture or (ii) shall become effective only when no debt securities of any series created prior to the execution of such supplemental indenture are outstanding;

•	to add guarantees with respect to any series of debt securities or to secure any series of debt securities; and

•	to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities.

Defeasance of Indenture

We have the right to terminate all of our obligations with respect to a series of debt securities under the covenants described above under “—Certain Covenants” and under such other covenants for such series as may be established in the future in accordance with the terms of the indenture and to provide that the events described in the third bullet under “—Events of Default” (as it relates to any covenants referred to in the preceding part of this sentence) and any other event of default expressed to be subject to covenant defeasance under the indenture shall no longer constitute events of default under the indenture with respect to such series of debt securities, following irrevocably depositing in trust with the trustee, as trust funds solely for the benefit of holders of debt securities of such series, money in an amount sufficient, U.S. government obligations the scheduled payments of principal and interest on which shall be sufficient, or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the Trustee, without consideration of any reinvestment of interest, to pay principal of, premium, if any, and interest, if any, on the debt securities of such series to their maturity or redemption, as the case may be, and complying with certain other conditions, including delivery to the trustee of an opinion of counsel, to the effect that you will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

In addition, we have the right at any time to terminate all of our obligations under the indenture with respect to any series of debt securities, other than (i) your right to receive, solely from the trust fund described below, payments of principal of, and interest on, such series of debt securities when due and (ii) certain obligations relating to the defeasance trust and obligations to register the transfer or exchange of the debt securities, to replace mutilated, lost or stolen debt securities, to maintain a registrar and paying agent in respect of the debt securities, to pay compensation to, and expenses of, the trustee, and with respect to the resignation or removal of the trustee, following irrevocably depositing in trust with the trustee, as trust funds solely for the benefit of holders of debt securities of such series, money in an amount sufficient, U.S. government obligations the scheduled payments of principal and interest on which shall be sufficient, or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the trustee, without consideration of any reinvestment of interest, to pay principal of, premium, if any, and interest, if any, on the debt securities of such series to their maturity or redemption, as the case may be, and complying with certain other conditions, including delivery to the trustee of a ruling received from the Internal Revenue Service or an opinion of counsel to the effect that you will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise, which, in the case of an opinion of counsel, is based upon a change in law after the date of the indenture.

Original Issue Discount Securities

Debt securities may be sold at a substantial discount below their stated principal amount and may bear no interest or interest at a rate which at the time of issuance is below market rates. Important federal income tax consequences and special considerations applicable to any such debt securities will be described in the applicable prospectus supplement.

Indexed Securities

If the amount of payments of principal of, and premium, if any, or any interest on, debt securities of any series is determined with reference to any type of index or formula or changes in prices of particular securities or commodities, the federal income tax consequences, specific terms and other information with respect to such debt securities and such index or formula and securities or commodities will be described in the applicable prospectus supplement.

Foreign Currencies

If the principal of, and premium, if any, or any interest on, debt securities of any series are payable in a foreign or composite currency, the restrictions, elections, federal income tax consequences, specific terms and other information with respect to such debt securities and such currency will be described in the applicable prospectus supplement.

Satisfaction and Discharge

The indenture will generally cease to be of any further effect with respect to any series of debt securities, if:

•	either (i) we have delivered to the trustee for cancellation all outstanding debt securities of such series (with certain limited exceptions), or (ii) all such debt securities of such series not previously delivered to the trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee, and we have deposited with the trustee in trust, funds sufficient to pay at maturity or upon redemption all of the outstanding debt securities of such series; and

•	if, in either case, we also pay or cause to be paid all other sums then payable under the indenture by us.

Any monies and U.S. government obligations deposited with the trustee for payment of principal of, premium, if any, or interest, if any, on the debt securities of any series and not applied but remaining unclaimed by the holders of the debt securities of such series for two years after the date upon which the principal of, and interest and premium, if any, on, the debt securities of such series, as the case may be, shall have become due and payable, shall be repaid to us by the trustee on written demand. Thereafter, the holder of the debt securities of such series may look only to us for payment thereof.

Miscellaneous Provisions

The indenture provides that certain series of debt securities, including those for which payment has been deposited or set aside in trust as described under “—Satisfaction and Discharge” above, will not be deemed to be “outstanding” in determining whether the holders of the requisite principal amount of the outstanding debt securities have given or taken any demand, direction, consent or other action under the indenture as of any date, or are present at a meeting of holders for quorum purposes.

We will be entitled to set any day as a record date for the purpose of determining the identity of holders of debt securities of any series issued under the indenture entitled to vote or consent (or to revoke any vote or consent) to any action under the indenture, in the manner and subject to the limitations provided in the indenture.

Resignation and Removal of the Trustee

The trustee may resign at any time by giving written notice thereof to us.

Under certain circumstances, we may remove the trustee and appoint a successor trustee. The trustee may also be removed by act of the holders of a majority in principal amount of the then outstanding debt securities of one or more series.

No resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the indenture.

Governing Law

The indenture and the debt securities, and any claim, controversy or dispute arising under or related to the indenture and the debt securities, will be governed by and construed in accordance with the laws of the State of New York.

Book-Entry System

Unless otherwise indicated in the prospectus supplement, DTC, which we refer to along with its successors in this capacity as the “depositary,” will act as securities depositary for the debt securities. Unless otherwise indicated in the prospectus supplement, each series of debt securities will be issued as fully registered securities registered in the name of Cede & Co., the depositary’s nominee. One or more fully registered global security certificates, representing the total aggregate principal amount of each series of the debt securities, will be issued with respect to each series of the debt securities and will be deposited with the depositary or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the debt securities so long as the debt securities are represented by global security certificates.

Investors may elect to hold interests in the global debt securities through either DTC in the United States or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) or Euroclear Bank S.A./N.V., as operator of the Euroclear System (the “Euroclear System”), in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream, Luxembourg and the Euroclear System will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and the Euroclear System’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the respective depositaries’ names on the books of DTC. Citibank N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for the Euroclear System (in such capacities, the “U.S. Depositaries”).

DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the depositary’s system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly, or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.

Clearstream, Luxembourg advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to interests in the debt securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream, Luxembourg.

The Euroclear System advises that it was created in 1968 to hold securities for participants of the Euroclear System (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear System is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear System cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no records of or relationship with persons holding through Euroclear Participants.

Distributions with respect to each series of debt securities held beneficially through the Euroclear System will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for the Euroclear System.

We will issue debt securities in definitive certificated form in exchange for global securities if:

•	the depositary notifies us that it is unwilling or unable to continue as depositary with respect to the applicable series of debt securities or the depositary ceases to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed by us within 90 days of such notice or of our becoming aware of such failure to be registered;

•

we determine at any time that the applicable series of debt securities will no longer be represented by global security certificates (in which case we will inform the depositary of such determination and who will, in turn, notify participants of their right to withdraw their beneficial interest from the global security certificates representing such series of debt securities); or

•	any event shall have occurred and be continuing which, after notice or lapse of time, or both, would constitute an event of default with respect to the applicable series of debt securities, and such exchange is so requested by or on behalf of the depositary in accordance with customary procedures following the request of a beneficial owner seeking to exercise or enforce its rights under that series of debt securities.

Any global debt security, or portion thereof, that is exchangeable pursuant to this paragraph will be exchangeable for debt security certificates, as the case may be, registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all debt securities represented by these certificates for all purposes under the debt securities and the indenture. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have the debt securities represented by these global security certificates registered in their names; and

•	will not be considered to be owners or holders of the global security certificates or any debt securities represented by these certificates for any purpose under the debt securities or the indenture.

All payments on the debt securities represented by the global security certificates and all transfers and deliveries of related debt securities will be made to the depositary or its nominee, as the case may be, as the holder of the debt securities.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. Neither we nor the trustee will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to these beneficial ownership interests.

Although the depositary has agreed to the foregoing procedures in order to facilitate transfers of interests in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

The information in this section concerning the depositary, its book-entry system, Clearstream, Luxembourg and the Euroclear System has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

Global Clearance and Settlement Procedures

Unless otherwise indicated in the prospectus supplement, initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s

Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and the Euroclear System, as applicable.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of debt securities received in Clearstream, Luxembourg or the Euroclear System as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Euroclear Participant or Clearstream Participant on such business day. Cash received in Clearstream, Luxembourg or the Euroclear System as a result of sales of the debt securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or the Euroclear System cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and the Euroclear System have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream, Luxembourg and the Euroclear System, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued or changed at any time.

PLAN OF DISTRIBUTION

We may sell the debt securities offered by this prospectus in any one or more of the following ways from time to time:

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public; and

•	through a combination of any such methods of sale.

We may distribute the debt securities offered by this prospectus from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices;

•	at negotiated prices; or

•	at prices determined as the applicable prospectus supplement specifies.

The accompanying prospectus supplement and any free writing prospectus will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the debt securities offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

In connection with the sale of the debt securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the debt securities offering, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

Unless otherwise specified in the related prospectus supplement, each series of debt securities offered and sold by us pursuant to this prospectus will be a new issue with no established trading market. We may elect to list any series of debt securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered debt securities.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of debt securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the debt securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the debt securities. As a result, the price of the debt securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. If any underwriters create a short position in the debt securities in an offering in which they sell more debt securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the debt securities in the open market.

Underwriters, dealers or agents that participate in the offer of debt securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

LEGAL MATTERS

The validity of the debt securities offered hereby will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York.

EXPERTS

The combined financial statements for Synchrony Financial and combined affiliates at December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

$

             % Senior Notes due 2025

Prospectus Supplement

                    , 2015

Joint Book-Running Managers

BofA Merrill Lynch	Citigroup

Morgan Stanley	MUFG